Exhibit 10.2.2

[LETTERHEAD OF AMERICAN WATER]

1025 Laurel Oak Road
Voorhees, NJ 08043

February 15, 2018

Mr. Loyd Warnock
12053 Leighton Court
Carmel, IN 46032

Dear Mr. Warnock:

This letter agreement amends the “Amended and Restated Employment Letter Agreement,” dated May 2, 2014. Specifically, the subsection titled “LTIP Grants Issued in 2018 and 2019,” is now amended as follows:

LTIP Grants Issued in 2018, 2019 and 2020

So long as the Compensation Committee approves LTIP grants to eligible employees in 2018, 2019 and 2020, any grants made to you pursuant to the Company’s LTIP in these years shall vest on January 1, 2021.

Your signature below indicates your acceptance of this amendment. Please let me know if you have any questions or concerns.

Regards,

/s/ Susan N. Story

By my voluntary and knowing signature below, I, Loyd Warnock, certify that I completely read and understand this document. I further understand that my employment remains “at will,” which means that I am not guaranteed employment or any particular job for any specified period of time.  The Company or I may terminate my employment at any time, for any or no reason, with or without cause.

/s/ Loyd Warnock	4/25/2018
Signature: Loyd Warnock	Date